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                                EXHIBIT 4.7

          This Capital Security is a Global Security within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation ("DTC"), or a nominee of DTC. Notwithstanding the provisions of Section 7.8 of the Declaration, unless and until it is exchanged in whole or in part for Capital Securities in definitive registered form, a Global Security representing all or a part of the Capital Securities may not be transferred in the manner provided in
Section 7.8 of the Declaration except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC any such nominee to a successor Depositary or a nominee of such successor Depositary. Every Capital Security delivered upon registration or transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described in the Declaration.

          Unless this Capital Security Certificate is presented by an authorized representative of DTC to Old Kent Capital Trust I or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO. ___           NUMBER OF CAPITAL SECURITIES:  _______
CUSIP NO. ___________

                 CERTIFICATE EVIDENCING CAPITAL SECURITIES
                                    OF
                         OLD KENT CAPITAL TRUST I

           FLOATING RATE SUBORDINATED CAPITAL INCOME SECURITIES
             (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

          OLD KENT CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _______ capital securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the Floating Rate Subordinated Capital Income Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and


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shall in all respects be subject to the provisions of the Amended and
Restated Declaration of Trust of the Trust, dated as of January 31, 1997 (as the same may be amended from time to time (the "Declaration"), among Old Kent Financial Corporation, as Sponsor (the "Company"), Albert T. Potas, Thomas E. Powell and Mary E. Tuuk, as Regular Trustees, Bankers Trust Company, as Property Trustee, and Bankers Trust (Delaware), as Delaware Trustee. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent described therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

          Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

          By acceptance, the Holder agrees to treat, for U.S. federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of undivided indirect beneficial ownership interests in the Debentures.


          IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of __________, 1997.

                                   OLD KENT CAPITAL TRUST I


                                   By:_____________________________________
                                      Name:
                                      Title:



          This is one of the Securities referred to in the within-mentioned Declaration.

                                   BANKERS TRUST COMPANY


                                   By:_____________________________________
                                      Authorized Officer